Exhibit 23.1




       Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Shoney's, Inc. 1996 Stock Option Plan of Shoney's, Inc. of our report dated December 14, 1995, except for paragraphs 3 and 4 of
Note 13, as to which the date is January 2, 1996, with respect to the consolidated financial statements and schedule of Shoney's, Inc. included in its Annual Report (Form 10-K) for the year ended
October 29, 1995, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

Nashville, Tennessee
September 5, 1996